Exhibit 99.28(h)(xxii)

AMENDED AND RESTATED EXHIBIT A

This AMENDED AND RESTATED EXHIBIT A dated as of January 25, 2022 is Exhibit A to the Administration and Accounting Services Agreement, dated as of April 3, 2006, by and between The Bank of New York Mellon and Old Westbury Funds, Inc.

PORTFOLIOS

Old Westbury All Cap Core Fund

Old Westbury Large Cap Strategies Fund

Old Westbury Fixed Income Fund

Old Westbury Municipal Bond Fund

Old Westbury Small & Mid Cap Strategies Fund

Old Westbury California Municipal Bond Fund

Old Westbury New York Municipal Bond Fund

Old Westbury Credit Income Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their respective officers as of the date first written above.

OLD WESTBURY FUNDS, INC.

By:	/s/ David W. Rossmiller
Name:	David W. Rossmiller
Title:	President & CEO

THE BANK OF NEW YORK MELLON

By:	/s/ Robert C. Jordan
Name:	Robert C. Jordan
Title:	Director

Exhibit 99.28(h)(xxii)

AMENDED AND RESTATED EXHIBIT C

This AMENDED AND RESTATED EXHIBIT C dated January 25, 2022 is Exhibit C to the Administration and Accounting Services Agreement, dated as of April 3, 2006, by and between The Bank of New York Mellon and Old Westbury Funds, Inc.

LIST OF FAIR VALUE PORTFOLIOS

Old Westbury Large Cap Strategies Fund

Old Westbury Small & Mid Cap Strategies Fund

Old Westbury All Cap Core Fund

Old Westbury California Municipal Bond Fund

Old Westbury New York Municipal Bond Fund

Old Westbury Credit Income Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit C to be executed by their respective officers as of the date first written above.

OLD WESTBURY FUNDS, INC.

By:	/s/ David W. Rossmiller
Name:	David W. Rossmiller
Title:	President & CEO

THE BANK OF NEW YORK MELLON

By:	/s/ Robert C. Jordan
Name:	Robert C. Jordan
Title:	Director